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                                                                     EXHIBIT 5.1

                         [ALSTON & BIRD LLP LETTERHEAD]

                               February 25, 2000

ePlus inc.
400 Herndon Parkway
Herndon, VA 20170

           Re:  Registration Statement on Form S-3 (No. 333-       )

Ladies and Gentlemen:

We have acted as counsel to ePlus inc., a Delaware corporation (the "Company"), and certain stockholders of the Company named in Schedule II to the Underwriting Agreement referred to herein (the "Selling Stockholders") in connection with the filing of the above-referenced Registration Statement (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") to register under the Securities Act of 1933, as amended (the "Securities Act"), 2,000,000 shares of the Company's Common Stock, par value $0.01 per share for issuance and sale by the Company (the "Company Shares") and 875,000 shares of Common Stock for sale by the Selling Stockholders (the "Selling Stockholder Shares") (the Company Shares and the Selling Stockholder Shares being hereinafter referred to collectively as the "Shares"). Following the effectiveness of the Registration Statement, the Company and the Selling Stockholders intend to issue and sell the Shares to the several underwriters (the "Underwriters") named in Schedule I to the Underwriting Agreement (the "Underwriting Agreement") to be entered into by and among the Company, the Selling Stockholders and the Underwriters. This opinion letter is rendered pursuant to Item 16 of Form S-3 and Item 601(b)(5) of the Commission's Regulation S-K.

We have examined the Certificate of Incorporation of the Company, as amended, the Bylaws of the Company, as amended, records of proceedings of the Board of Directors the stockholders of the Company deemed by us to be relevant to this opinion letter, the proposed form of Underwriting Agreement, the Registration Statement and other agreements or documents we deemed necessary for the purpose of expressing the opinions set forth herein. We also have made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinion set forth herein.

As to certain factual matters relevant to this opinion letter, we have relied upon certificates and statements of officers of the Company and the Selling Stockholders or their representatives and certificates of public officials. Except to the extent expressly set forth herein, we have made no independent investigations with regard thereto, and, accordingly, we do not express any opinion as to matters that might have been disclosed by independent verification.

This opinion letter is provided to the Company and the Commission for their use solely in connection with the transactions contemplated by the Registration Statement and may not be used, circulated, quoted or otherwise relied upon by any other person or for any other purpose without our express written consent. The only opinion rendered by us consists of those matters set forth in the sixth paragraph hereof, and no opinion may be implied or inferred beyond those expressly stated.

Our opinion set forth below is limited to the General Corporation Law of the State of Delaware, applicable provisions of the Constitution of the State of Delaware and reported judicial decisions interpreting such General Corporation Law and Constitution, and we do not express any opinion herein concerning any other laws.

Based on the foregoing, it is our opinion that, upon due execution and delivery of the Underwriting Agreement by the parties thereto and upon issuance and delivery of the Shares against payment therefor as provided in the Underwriting Agreement, the Shares will be validly issued, fully paid and nonassessable.

We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the Prospectus constituting a part thereof. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                                       ALSTON & BIRD LLP

                                       By:       /s/ JONATHAN H. TALCOTT
                                         ---------------------------------------
                                           Jonathan H. Talcott, Partner